Exhibit 99.1

Biote Announces Expiration and Results of Exchange Offer and Consent Solicitation Relating to Warrants

IRVING, TX – June 8, 2023 - Biote (NASDAQ: BTMD) (the “Company,” “we” or “us”), a leading solutions provider in preventive healthcare through the delivery of personalized hormone therapy, today announced the expiration and results of its previously announced (i) offer to each holder of its outstanding warrants, each whole warrant exercisable for one share of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of the Company, at an exercise price of $11.50 per share (the “Warrants”), the opportunity to receive 0.23 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and (ii) solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of March 1, 2021 (the “Warrant Agreement”), by and between Haymaker Acquisition Corp. III, a Delaware corporation, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, which governs all of the Warrants (the “Warrant Amendment”). The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on June 7, 2023.

The Company has been advised that (i) 8,191,336 publicly traded Warrants (the “Public Warrants”) (including 39,429 Public Warrants tendered through guaranteed delivery), or approximately 97.5% of the outstanding Public Warrants and (ii) 4,464,900 privately held Warrants (the “Private Placement Warrants”) (including 51,070 Private Placement Warrants tendered through guaranteed delivery), or approximately 87.4% of the outstanding Private Placement Warrants, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered Warrants for exchange and settlement on or before June 9, 2023.

In addition, pursuant to the Consent Solicitation, the Company received the approval of the Warrant Amendment from approximately (i) 97.5% of the outstanding Public Warrants and (ii) 87.4% of the outstanding Private Placement Warrants, each of which exceed the 50% consent required to effect the Warrant Amendment, including with regard to the terms of the Private Placement Warrants. Accordingly, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated June 8, 2023, and the Company announced that it will exercise its right to exchange all remaining outstanding Warrants for shares of Common Stock in accordance with the terms of the Warrant Amendment.

The Company also announced that its Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) registering shares of Common Stock issuable in the Offer was declared effective by the SEC on June 7, 2023.

Roth Capital Partners is acting as financial advisor to the Company in connection with the Offer and Consent Solicitation.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A Registration Statement on Form S-4 filed with the SEC registering shares of Common Stock issuable in the Offer was declared effective by the SEC on June 7, 2023.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization therapies delivered by Biote-certified medical providers. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions, an underserved $7 billion global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Biote’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023, and other documents filed by Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.